EXHIBIT 15
July 27, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated July 27, 2006 on our review of interim financial information of Sonoco Products Company for the three and six month periods ended June 25, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798).
Yours very truly,
/s/ PricewaterhouseCoopers LLP